UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section D, 5th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 8, 2026, Autoliv, Inc. (the “Company”) management approved a plan to close its manufacturing plants in Türkiye, which manufacture steering wheels, airbags, and seatbelts. Autoliv expects to incur a final pre-tax charge of approximately $142 million to implement these capacity alignments, the majority of which is expected to be recorded in the second quarter of 2026, of which $13 million is expected to be a non-cash charge from fixed asset and inventory write-offs. Cash charges of approximately $129 million are primarily for severance and employee retention costs and immaterial amounts for environmental related expenses, equipment decommissioning, and contractual releases.

Management determined that manufacturing capacity in the EMEA region exceeds future demand. As a result of the closures, Autoliv expects to realize an estimated pre-tax benefit of $40 million annually, beginning in 2027 but fully realized in fiscal year 2028. In addition, Autoliv estimates that there will be a reduction of approximately 2,200 employees in Türkiye upon completion. Severance and employee retention costs are calculated using a weighted-average, projected foreign exchange rate of 53 Turkish Lira per dollar.

A press release dated May 8, 2026 announcing the discontinuation of manufacturing operations in Türkiye is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.05, and oral statements made regarding the subjects of Item 2.05, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Such forward-looking statements include those that address activities, events or developments that the Company, Inc. or its management believes or anticipates may occur in the future such as the discontinuation of manufacturing in Türkiye, plant closures, and associated headcount reduction as well as the expected amount of certain pre-tax charges, the anticipated timing of such pre-tax charges, and the realization of the projected Turkish Lira to dollar exchange rate. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “estimates”, “expects”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “may”, “likely”, “might”, “would”, “should”, “could”, or the negative of these terms and other comparable terminology, although not all forward-looking statements contain such words. Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation: general global and regional economic conditions, including the impact of inflation; changes in light vehicle production; fluctuation in vehicle production schedules for which the Company is a supplier; global supply chain disruptions, including port, transportation, and distribution delays or interruptions; supply chain disruptions, and component shortages specific to the automotive industry or the Company; potential changes to beneficial free trade agreements and regulations, such as the United States-Mexico-Canada Agreement; changes in geopolitical and other economic and political conditions or developments, including inflation, changes trade policies, tariff regimes, and other developments in and by countries in which we do business that could materially impact supply chains, margins, access to capital, or overall business performance; political stability or geopolitical conflicts; changes in general industry or market conditions, including regional economic growth or decline; changes in and the successful execution of our capacity alignment, restructuring, cost reduction, and efficiency initiatives and the market reaction thereto; loss of business from increased competition; volatility or increases in raw material, fuel, and energy costs; changes in consumer and customer preferences for end products; loss of customers or sales; legislative or regulatory changes; customer bankruptcies, consolidations or restructuring or divestiture of customer brands; unfavorable fluctuations in currencies or interest rates among the various jurisdictions in which we operate; market acceptance of our new products; costs or difficulties related to the integration of any new or acquired businesses and technologies; continued uncertainty in pricing and other negotiations with customers, including inflation and tariff compensations; successful integration of acquisitions and operations of joint ventures; successful implementation of strategic partnerships and collaborations; our ability to be awarded new business; product liability, warranty and recall claims and investigations and other litigation, civil judgments or financial penalties and customer reactions thereto; higher expenses for our pension and other postretirement benefits, including higher funding needs for our pension plans; work stoppages or other labor issues; possible adverse results of pending or future litigation or infringement claims, and the availability of insurance with respect to such matters; our ability to protect our intellectual property rights; negative impacts of antitrust investigations or other governmental investigations and associated litigation relating to the conduct of our business; tax assessments or results of tax audits by governmental authorities and changes in our effective tax rate; dependence on key personnel; our ability to meet our sustainability targets, goals and commitments; dependence on and relationships with customers and suppliers; the conditions necessary to hit our financial targets; and other risks and uncertainties identified under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q and any amendments thereto. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Item 2.06 Material Impairments.

The information contained in Item 2.05 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 7, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 74,862,203 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 25, 2026. At the Annual Meeting, the Company’s stockholders took the following actions:

Election of Directors

Mr. Mikael Bratt, Ms. Laurie Brlas, Mr. Jan Carlson, Mr. Leif Johansson, Ms. Adriana Karaboutis, Mr. Frédéric Lissalde, Dr. Xiaozhi Liu, Mr. Gustav Lundgren, and Mr. Thaddeus Senko were each elected to the Company’s board of directors (the “Board”) for a one-year term until the 2027 annual meeting of stockholders.

The votes cast were as follows:

Mr. Mikael Bratt: Ms. Laurie Brlas: Mr. Jan Carlson: Mr. Leif Johansson: Ms. Adriana Karaboutis: Mr. Frédéric Lissalde: Dr. Xiaozhi Liu: Mr. Gustav Lundgren: Mr. Thaddeus Senko:

53,232,327 votes for, and 504,185 withheld.

53,208,971 votes for, and 527,541 withheld.

51,816,134 votes for, and 1,920,378 withheld.

51,643,917 votes for, and 2,092,595 withheld.

53,348,757 votes for, and 387,755 withheld.

52,993,485 votes for, and 743,027 withheld.

53,021,666 votes for, and 714,846 withheld.

53,168,487 votes for, and 568,025 withheld.

53,318,316 votes for, and 418,196 withheld.

Advisory vote to approve executive compensation

52,468,386 votes for, 863,561 votes against, and 404,565 abstentions.

Ratification of appointment of independent registered public accountants

48,356,171 votes for, 5,916,333 votes against, and 336,037 abstentions.

A copy of the press release dated May 8, 2026 regarding the results of the Annual Meeting is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Second Quarter Dividend

In a press release dated May 6, 2026, the Company announced that the Board declared a quarterly dividend of $0.87 cents per share for the second quarter of 2026. The dividend will be payable on Monday, June 8, 2026 to the holders of Company common stock and on Tuesday, June 9, 2026 to the holders of the Company's Swedish Depository Receipts. The dividend payments will be made to holders of record on the close of business on Wednesday, May 20, 2026.

A copy of the press release dated May 6, 2026 regarding the second quarter dividend is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 6, 2026

99.2	Press Release dated May 7, 2026

99.3	Press Release dated May 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: May 11, 2026